Exhibit 99.1

CytRx Announces Voting Results from 2020 Annual Meeting and Issues New Investor Presentation

Highlights That Stockholders Have Voted to Re-Elect Steven A. Kriegsman and Dr. Louis Ignarro to the Board

Releases New Presentation Summarizing the Company’s Strategic Priorities and Path to Delivering Long-Term Value for Stockholders

September 3, 2020

CytRx Corporation (OTCQB: CYTR) (“CytRx” or the “Company”), a specialized biopharmaceutical company focused on research and development for the oncology and neurodegenerative disease categories, today announced voting results from the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) that was held earlier today. Stockholders voted to re-elect Steven A. Kriegsman, CytRx’s Chairman and Chief Executive Officer, and Dr. Louis Ignarro, CytRx’s Lead Director, to the Board of Directors (the “Board”).

In conjunction with the Annual Meeting, CytRx issued a new presentation summarizing its strategic priorities and outlining the Company’s path to long-term value for stockholders. The presentation can be downloaded and viewed at www.cytrx.com/investor-relations/presentations.

Mr. Kriegsman commented:

“We appreciate our stockholders’ thoughtful engagement in recent months. The results of this year’s Annual Meeting ensure that the Board and management team will maintain the continuity they need to continue executing on CytRx’s value-enhancing strategy. Looking ahead to 2021, we believe there is significant momentum for CytRx to build on now that we have shifted from capital-intensive research and development efforts to cost-effective stewardship of our high-potential assets and licensing agreements. We remain optimistic about the potential for meaningful near-term milestone payments stemming from our agreement with Orphazyme A/S. These potential cash flows can support our efforts to keep our balance sheet strong and secure an ideal partner to help bring Centurion Biopharma’s novel cancer treatments to the clinical testing phase.”

Dr. Ignarro added:

“The past year has solidified the foundation for CytRx to ultimately deliver breakthrough treatments to patients in need and enduring value for our stockholders. By adding new perspectives to the Board and remaining committed to our disciplined strategy over the next year, we believe that CytRx will be able to build on that momentum. Although the time horizon for realizing material commercial success can be lengthy in our industry, the Board is confident that CytRx is now on a viable path to delivering the long-term results that stockholders deserve.”

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About CytRx Corporation

CytRx Corporation (OTCQB: CYTR) is a biopharmaceutical company with expertise in discovering and developing new therapeutics principally to treat patients with cancer and neurodegenerative diseases. CytRx’s most recent advanced drug conjugate, aldoxorubicin, is an improved version of the widely used anti-cancer drug doxorubicin and has been out-licensed to ImmunityBio, Inc. In addition, CytRx’s drug candidate, arimoclomol, was sold to Orphazyme A/S (Nasdaq Copenhagen exchange: ORPHA.CO) in exchange for milestone payments and royalties. Orphazyme is developing arimoclomol in four indications including amyotrophic lateral sclerosis (“ALS”), Niemann-Pick disease Type C (“NPC”), Gaucher disease and sporadic Inclusion Body Myositis (“sIBM”). Learn more at www.cytrx.com.

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Forward-Looking Statements

This press release contains forward-looking statements, including statements relating to the Company’s receipt of future milestone and royalty payments from Orphazyme and ImmunityBio, the development and prospects for Centurion Biopharma’s cancer treatments, and the achievement of long-term value for the Company’s stockholders. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to the ability of Orphazyme to obtain regulatory approval for, manufacture and commercialize its products and therapies that use arimoclomol; the results of future clinical trials involving arimoclomol; the amount, if any, of future milestone and royalty payments that we may receive from Orphazyme; the ability of ImmunityBio to obtain regulatory approval for its products that use aldoxorubicin; the ability of ImmunityBio to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from ImmunityBio; and other risks and uncertainties described in the most recent annual and quarterly reports filed by the Company with the SEC and current reports filed since the date of the Company’s most recent annual report. All forward-looking statements are based upon information available to the Company on the date the statements are first published. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

For Investors:

Saratoga Proxy Consulting

Ann Marie Mellone / Joe Mills, 212-257-1311

amellone@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile

Greg Marose / Charlotte Kiaie, 347-343-2999

gmarose@profileadvisors.com / ckiaie@profileadvisors.com

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